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Exhibit 10.9

EXECUTION VERSION

 LIMITED LIABILITY COMPANY AGREEMENT

OF

ANTERO RESOURCES EMPLOYEE HOLDINGS LLC

a Delaware Limited Liability Company

Dated as of November 3, 2009

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ii

		Page
Section 12.11	Title to Company Property	28
Section 12.12	Costs, Fees and Expenses	28
Section 12.13	Action by Resources	28
Section 12.14	No Third Party Beneficiaries	28
Section 12.15	Merger	28
Section 12.16	Confidentiality.	28
Section 12.17	Employment Status	29
Section 12.18	Counterparts	29

EXHIBITS:
Exhibit 3.2:	Joinder Agreement
Exhibit 8.7:	Form of 83(b) Election
Exhibit 10.1:	Transferee Tax Representations
SCHEDULES:
Schedule I	Member Information
Schedule II	Threshold Values

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANTERO RESOURCES EMPLOYEE HOLDINGS LLC

        THIS LIMITED LIABILITY COMPANY AGREEMENT, dated as of November 3, 2009 (the "Effective Date"), is made and entered into by and among Antero Resources LLC, a Delaware limited liability company ("Resources") and each of the parties listed on Schedule I attached hereto who are Members as of the date hereof, and the persons who at any time become Members of the Company or parties hereto as provided herein. In consideration of the mutual covenants and agreements contained herein, the Members do hereby agree as follows:

ARTICLE I
ORGANIZATIONAL MATTERS

        Section 1.1 Formation.    The Company has been formed as a Delaware limited liability company by the filing of the Certificate of Formation of the Company (the "Certificate") in the office of the Secretary of State of the State of Delaware under and pursuant to the Act. The Members hereby agree that during the term of the Company, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and provisions of this Agreement and, except where the Act provides that such rights and obligations specified in the Act shall apply "unless otherwise provided in a limited liability company agreement" or words of similar effect and such rights and obligations are set forth in this Agreement, the Act. Notwithstanding anything herein to the contrary, Section 18-210 of the Act (entitled "Contractual Appraisal Rights") shall not apply or be incorporated into this Agreement.

        Section 1.2 Name.    The name of the Company is "Antero Resources Employee Holdings LLC." The business of the Company shall be conducted in the name of the Company. If the Applicable Law of a jurisdiction where the Company does business requires the Company to do business under a different name, the Board of Directors shall choose another name to do business in such jurisdiction. In such a case, the business of the Company in such jurisdiction may be conducted under such other name or names as the Board of Directors may select.

        Section 1.3 Purpose.    The purposes for which the Company is organized are: (a) to own securities in Resources and (b) to engage in or perform any and all activities that are related to or incident to the foregoing and that may be lawfully conducted by a limited liability company under the Act.

        Section 1.4    Registered Office and Registered Agent; Principal Place of Business.

        (a)   The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board of Directors may designate from time to time.

        (b)   The principal place of business of the Company shall be 1625 17th Street, Denver, Colorado 80202, or such location as designated by the Board of Directors.

        Section 1.5 Foreign Qualification.    Prior to the Company's conducting business in any jurisdiction other than Delaware, the Company shall comply with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the Board of Directors, each Member agrees to execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

        Section 1.6 Term.    The existence of the Company commenced on the date the Certificate was filed with the Secretary of State of Delaware and shall continue in existence until it is dissolved and terminated in accordance with the terms hereof.

        Section 1.7 No State Law Partnership.    The Company is not intended to be a partnership (including a limited partnership) or joint venture, and no Member shall be a partner or joint venturer of any other Member by reason of this Agreement for any purpose other than federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

ARTICLE II
DEFINITIONS AND REFERENCES

        Section 2.1 Definitions.    When used in this Agreement, the following terms have the respective meanings assigned to them in this Section 2.1:

        "Act" means the Delaware Limited Liability Company Act or any successor statute, as amended.

        "Adjusted Capital Account" means the Capital Account maintained for each Member as provided in Section 8.4, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Member, if any, and (ii) an amount equal to the amount such Member is deemed obligated to restore under the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5) as computed on the last day of such fiscal year in accordance with the applicable Treasury Regulations, and (b) decreased by the adjustments provided for in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6).

        "Affiliate" means, when used with respect to any person, any person directly or indirectly controlling, controlled by, or under common control with such person. For the purposes of this definition, the terms "controlling", "controlled by", or "under common control" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person.

        "Agreement" means this Limited Liability Company Agreement, as hereafter amended, restated, modified or changed in accordance with the terms hereof.

        "Allocation Year" means (a) the period commencing on the date hereof and ending on December 31, 2009, (b) any subsequent 12-month period commencing on January 1, and ending on December 31, or (c) any portion of the periods described in clauses (a) or (b) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction under Article VI or (d) the period commencing on the immediately preceding January 1, and ending on the date on which all property and assets of the Company are distributed to the Members under Article XI; provided, however, if such period is not permissible for tax purposes, the Tax Matters Member shall select another period that is permissible for tax purposes

        "Applicable Law" means any statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

        "Available Units" has the meaning set forth in Section 10.3(a).

        "Award Agreement" has the meaning set forth in Section 4.2.

        "Board of Directors" has the meaning set forth in Section 7.1.

        "Business Day" means a day other than a Saturday, Sunday or a day on which commercial banks in the States of Colorado or New York are authorized or required to be closed for business.

        "Capital Account" has the meaning set forth in Section 8.4(a).

        "Capital Contribution" means, for any Member at the particular time in question, the aggregate of the dollar amounts of any cash contributed to the capital of the Company and the Fair Market Value of any property contributed to the capital of the Company, or, if the context in which such term is used so indicates, the dollar amounts of cash and the Fair Market Value of any property contributed at any particular time or agreed to be contributed by such Member to the capital of the Company.

        "Capital Contribution Percentage" means with respect to a Member a fraction the numerator of which is such Member's Capital Contribution and the denominator of which is the aggregate Capital Contribution of all of the Members.

        "Cause" shall mean, with respect to an employee's employment with a Subsidiary of Resources, discharge by all of the Subsidiaries of Resources that employ such employee, provided that, with respect to one or more of such Subsidiaries, such discharge shall be on the following grounds:

            (i)  An employee's gross negligence or willful misconduct in the performance of his or her duties;

           (ii)  An employee's conviction of a felony or other crime involving theft, fraud or embezzlement or any other crime involving dishonesty or moral turpitude which is materially detrimental to the business or affairs of Resources or any of its Subsidiaries;

          (iii)  An employee's willful refusal, after fifteen (15) days' written notice from the board of directors, Chief Executive Officer or President of such Subsidiary, to perform the material lawful duties or responsibilities required of him or her;

          (iv)  An employee's willful and material breach of any corporate policy or code of conduct established by Resources or any of its Subsidiaries; or

           (v)  An employee's willfully engaging in conduct that materially damages the integrity, reputation, or financial viability of Resources or its Affiliates; provided, that no conduct on such employee's part shall be considered "Cause" if done or omitted to be done by such employee in good faith and in the reasonable belief that such act or failure to act was in the best interest of Resources or a Subsidiary or in furtherance of such employee's duties of employment.

        "Certificate" has the meaning set forth in Section 1.1.

        "Class A-2 Units" has the meaning set forth in Section 4.1(a).

        "Class A-4 Units" has the meaning set forth in Section 4.1(a).

        "Class B-2 Units" has the meaning set forth in Section 4.1(a).

        "Class B-3 Units" has the meaning set forth in Section 4.1(a).

        "Class B-4 Units" has the meaning set forth in Section 4.1(a).

        "Class B-5 Units" has the meaning set forth in Section 4.1(a).

        "Code" has the meaning set forth in Section 8.7.

        "Company" means Antero Resources Employee Holdings LLC, a Delaware limited liability company.

        "Company Minimum Gain" has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d) with respect to "partnership minimum gain."

        "Company Nonrecourse Liabilities" means nonrecourse liabilities (or portions thereof) of the Company for which no Member bears any economic risk of loss.

        "Compensation Committee" means the compensation committee of the board of directors of Resources.

        "Covered Person" means (i) any Member and any Affiliate of such Member, (ii) any officer, employee, director, member, partner or agent of a Member or its Affiliates, (iii) any officer of the Company, (iv) any member of the Board of Directors, and (v) any other person who serves at the request of the Company as an officer, director, partner, employee or agent of any other person.

        "Disability" shall mean a Member (or, in the case of either of the Management LLCs, Rady or Warren, as applicable) becoming incapacitated by accident, sickness or other circumstance which renders him or her mentally or physically incapable of performing his or her duties with Resources or any of its Subsidiaries on a full-time basis for a period of at least one hundred twenty (120) days during any twelve (12)-month period.

        "Directors" has the meaning set forth in Section 7.1.

        "Dispose" (including the correlative terms "Disposed" and "Disposition") means any sale, assignment, transfer, conveyance, gift, pledge, distribution, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law, whether effected directly or indirectly, which shall include, the sale, assignment, transfer, conveyance, gift, pledge, hypothecation or other encumbrance or any other disposition, whether voluntary, involuntary or by operation of law of stock, limited liability company interests, partnership interest, or other Equity Interests in or from a person who holds of record Membership Interests or securities of the Company.

        "Effective Date" has the meaning set forth in the preamble.

        "Electronic Transmission" means a form of communication that (i) does not directly involve the physical transmission of paper, (ii) creates a record that may be retained, retrieved, and reviewed by the recipient, and (iii) may be directly reproduced in paper form by the recipient through an automated process.

        "Employee Bonus Advance Amount" means with respect to any particular employee of Resources or any of its Subsidiaries and as of immediately preceding any distribution pursuant to Section 6.1 of the Resources LLC Agreement (including each cycle of redistribution pursuant to Section 6.1(f) of the Resources LLC Agreement) or any Repurchase Date, (i) the cumulative amount of all payments made by Resources to any of its Subsidiaries pursuant to clause First of Section 6.1(b) of the Resources LLC Agreement that have been, in turn, paid to such employee in the current year and all prior years, minus (ii) the cumulative amount of all previous Employee Distribution Hypothetical Amounts of such employee that had been redirected pursuant to Section 6.1(f) of the Resources LLC Agreement; provided, however, that the Employee Bonus Advance Amount shall never be less than $0.

        "Employee Bonus Holder" means any employee of Resources or any of its Subsidiaries (or any Affiliate of such employee) for whom the applicable Employee Bonus Advance Amount at a particular point in time is greater than $0.

        "Employee Distribution Hypothetical Amount" means the hypothetical amount that would otherwise be distributed to an Employee Bonus Holder with respect to a specific distribution pursuant this Agreement and the Resources LLC Agreement as if no amount had been redirected pursuant to Section 6.1 of the Resources LLC Agreement and as if such amount had not been credited and reduced pursuant to Section 6.1(f) of the Resources LLC Agreement and Section 6.3(b)(viii) of this Agreement.

        "Equity Interests" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent membership, partnership or other ownership interests in a person (other than a corporation) and any and all Equity Interest Equivalents.

        "Equity Interest Equivalents" means, with respect to any person, without duplication with any other Equity Interests or Equity Interest Equivalents, any and all rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interests or securities convertible or exchangeable into any Equity Interests, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

        "Exit Event" means the sale of Resources, in one transaction or a series of related transactions, whether structured (i) as a sale or other transfer of all or substantially all of the Equity Interests of Resources (including by way of merger, consolidation, share exchange, or similar transaction), or (ii) the sale or other transfer of all or substantially all of the assets of Resources promptly followed by a dissolution and liquidation of Resources, or (iii) a combination of both.

        "Fair Market Value" means, with respect to any property or asset, the fair market value of such property or asset as reasonably determined by the unanimous resolution of all directors of the board of directors of Resources; provided that if the board of directors of Resources does not or is unable to make such a determination of fair market value, such determination of fair market value shall be made by an investment banking firm of recognized national standing selected by a majority of the directors of the board of directors of Resources, and such firm shall be engaged and paid by Resources.

        "GAAP" means generally accepted accounting principles and practices in the United States, consistently applied, which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

        "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

        "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

        (a)   The initial Gross Asset Value of any asset (including any equity interest) contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution as reasonably determined by the Board of Directors;

        (b)   The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Internal Revenue Code Section 7701(g) into account on the date determined), as determined by the Board of Directors as of the following times: (i) the acquisition of an additional Membership Interest by any new or existing Member in exchange for a Capital Contribution or services, neither of which is de minimis; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; (iii) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or in anticipation of becoming a Member; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided that either or both adjustments described in clauses (i), (ii) and (iii) of this paragraph shall be made only if the Board of Directors reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

        (c)   The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Internal Revenue Code Section 7701(g) into account) of such asset on the date of distribution as reasonably determined by the Board of Directors;

        (d)   The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets under Internal Revenue Code Sections 734(b) or

743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of "Profits" and "Losses"; provided, however, that Gross Asset Values shall not be adjusted under this subparagraph (d) to the extent that an adjustment under subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment under this subparagraph (d);

        (e)   The Gross Asset Value of an asset shall be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses; and

        (f)    The Gross Asset Value of Company assets shall be adjusted at such other times as required in the applicable Treasury Regulations.

        "Incentive Units" has the meaning ascribed to such term in the Resources LLC Agreement.

        "Initial Units" has the meaning set forth in Section 4.l(d).

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any comparable successor statute or statutes.

        "IPO Issuer" means Resources or a successor to Resources that is an Affiliate of Resources or a Subsidiary of Resources or any of Resources' Affiliates and which will be the issuer in a Qualified IPO.

        "IPO Securities" means the equity securities of the IPO Issuer.

        "liquidator" has the meaning set forth in Section 11.2.

        "Management LLCs" means the Rady LLC and the Warren LLC.

        "Member" means any person executing this Agreement as of the date of this Agreement as a member or hereafter admitted to the Company as a member as provided in this Agreement, but such term does not include any person who has ceased to be a member of the Company.

        "Member Nonrecourse Debt" means has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4) with respect to "partner nonrecourse debt".

        "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, as determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

        "Member Nonrecourse Deduction" has the meaning assigned to the term "partner nonrecourse deduction" in Treasury Regulation Section 1.704-2(i)(1).

        "Nonrecourse Deduction" has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b)(1).

        "Membership Interest" means the interest of a Member in the Company, including the right of such Member to receive distributions (liquidating or otherwise), to be allocated income, gain, loss, deduction, credit, or similar items, to receive information, and to grant consents or approvals; provided, however, that such term shall not include any management rights held by a Member solely in its capacity as a Director.

        "Officers" has the meaning set forth in Section 7.7.

        "Permitted Transferee" means, with respect to any Member, (a) the spouse of such Member; or (b) a trust, partnership, corporation, limited liability company or other similar entity the sole beneficiary of which is such Member or any Relative of such Member; provided that (i) such Permitted Transferee shall not be entitled to make any further Dispositions except for Dispositions of such Membership Interests back to such original transferor Member or, in the case of a Permitted

Transferee who received Membership Interests directly from the Rady LLC or the Warren LLC, to another Permitted Transferee of the Rady LLC or the Warren LLC, as the case may be, (ii) such Membership Interests shall be deemed to continue to be owned by such original transferor Member for all purposes of this Agreement and (iii) such Permitted Transferee shall have agreed to comply with the provisions of this Agreement as if such Units were owned by such Member. For purposes of clauses (a) and (b) above, any reference to "Member" shall be deemed to be a reference to Rady, in the case of the Rady LLC, and Warren, in the case of the Warren LLC.

        "person" means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

        "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

        "Profits" and "Losses" mean, for each Allocation Year, an amount equal to the Company's taxable income or loss for such Allocation Year, determined in accordance with Internal Revenue Code Section 703(a) (for purposes of such determination, all items of income, gain, loss or deduction required to be stated separately under Internal Revenue Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

        (a)   Any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

        (b)   Any expenditures of the Company described in Internal Revenue Code Section 705(a)(2)(B) or treated as Internal Revenue Code Section 705(a)(2)(B) expenditures under Treasury Regulations Section 1.704-1(b)(2)(iv)(I) and not otherwise taken into account in computing Profits or Losses under this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

        (c)   If the Gross Asset Value of any Company asset is adjusted as provided in this Agreement, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

        (d)   Gain or loss resulting from any Disposition of property or assets of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property or assets Disposed of, notwithstanding that the adjusted tax basis of such property or assets differs from its Gross Asset Value;

        (e)   In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

        (f)    To the extent an adjustment to the adjusted tax basis of any Company asset under Internal Revenue Code Section 734(b) is required, under Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the Disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

        (g)   Notwithstanding any other provision of this definition, any items which are specially allocated under Section 6.1(b) shall not be taken into account in computing Profits or Losses.

        "Purchase Price" has the meaning set forth in Section 10.3(c).

        "Qualified IPO" means the offering and sale of Equity Interests of Resources or IPO Securities in a firm commitment underwritten public offering registered under the Securities Act that results in (a) aggregate cash proceeds to Resources of not less than $50,000,000 (without deducting underwriting discounts, expenses, and commissions) and (b) the listing of such Membership Interests or IPO Securities on the New York Stock Exchange, the NYSE Euronext or admitted to trading and quoted on the Nasdaq Stock Market.

        "Rady" means Paul M. Rady, an individual.

        "Rady LLC" means Salisbury Investment Holdings, LLC, a Delaware limited liability company controlled by Rady.

        "Reduced Fair Market Value" has the meaning set forth in Section 10.3(c).

        "Relative" means, with respect to any individual, (a) such individual's spouse, (b) any direct descendent, parent, grandparent, great grandparent or sibling (in each case, whether by blood or adoption) of such individual or such individual's spouse, and (c) any spouse of a person described in clause (b) of this sentence.

        "Repurchase Date" has the meaning set forth in Section 10.3(c).

        "Repurchase Notice" has the meaning set forth in Section 10.3(b).

        "Required Member Approval" means the approval of holders of at least 10% of the then outstanding Units given in writing (including by facsimile or in portable document format (.pdf)) or by vote at a meeting, consenting or voting (as the case may be) as a single class.

        "Resources LLC Agreement" means the limited liability company agreement of Resources.

        "Subsequently Issued Class" has the meaning set forth in Section 6.2(b)(vii).

        "Subsidiary" means, a corporation, partnership, limited liability company or other entity of which Equity Interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, in each case, directly or indirectly through one or more intermediaries, or both, by the Company, including, specifically, each of the Antero Subsidiaries.

        "Tax Matters Member" has the meaning set forth in Section 8.9.

        "Termination Date" has the meaning set forth in Section 10.3(a)(ii).

        "Threshold Value" has the meaning set forth in Section 4.1(e).

        "Transaction Bonus Pool" has the meaning ascribed to such term in the Resources LLC Agreement.

        "Treasury Regulations" (or any abbreviation thereof used herein) means temporary or final regulations promulgated under the Internal Revenue Code.

        "Unit" has the meaning set forth in Section 4.1(a).

        "Unvested Unit" means any Unit that is not a Vested Unit.

        "Vested Unit" means any Unit that has become vested pursuant to the applicable Award Agreement.

        "Warren" means Glen C. Warren, Jr., an individual.

        "Warren LLC" means Canton Investment Holdings LLC, a Delaware limited liability company controlled by Warren.

  Section 2.2 References and Construction.

        (a)   All references in this Agreement to Articles, Sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

        (b)   Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

        (c)   The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

        (d)   Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

        (e)   Pronouns in masculine, feminine, or neuter gender shall be construed to state and include any other gender.

        (f)    Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

        (g)   The word "or" is not exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

        (h)   No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

        (i)    All references herein to "$" or "dollars" shall refer to U.S. Dollars.

        (j)    When used in this Agreement, all references to "employee" or "employees" shall also include consultants and all references to "employed by" or "ceases to be employed by" a specific entity and words of similar import shall also include providing services as a consultant, or the cessation of the provision of consulting services, as applicable, to such entity.

        (k)   Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

        (l)    Each Schedule and Exhibit attached hereto is incorporated herein by reference and made a part hereof for all purposes, and references to this Agreement shall also include such Schedule and Exhibit, unless the context in which used shall otherwise require.

ARTICLE III
MEMBERS

        Section 3.1 Members.    The names and addresses of the Members of the Company are set forth in Schedule I.

        Section 3.2 Additional Members.    Additional persons may be admitted to the Company as Members as provided more specifically herein. Additional Members shall execute and deliver a Joinder Agreement substantially in the form attached hereto as Exhibit 3.2 or in the form otherwise approved by the Board of Directors. Except for the Management LLCs, no person other than an employee or consultant of Resources or its Subsidiaries or Affiliates shall be admitted as a Member.

        Section 3.3 Liability to Third Parties.    No Member or any officer, director, manager or partner of such Member, solely by reason of being a Member, shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

        Section 3.4 Members Have No Agency Authority.    Except as expressly provided in this Agreement, no Member (in its capacity as a member of the Company) shall have any agency authority on behalf of the Company.

ARTICLE IV
UNITS

  Section 4.1 Units.

        (a)   Each Member's relative rights, privileges, preferences and obligations with respect to the other Members and the Company are represented by that Member's Membership Interests. There initially shall be six classes of Membership Interests as follows:

            (i)  a class of Membership Interests known as "Class A-2 Units";

           (ii)  a class of Membership Interests known as "Class A-4 Units";

          (iii)  a class of Membership Interests known as "Class B-2 Units";

          (iv)  a class of Membership Interests known as "Class B-3 Units";

           (v)  a class of Membership Interests known as "Class B-4 Units"; and

          (vi)  a class of Membership Interests known as "Class B-5 Units"

(each of the foregoing (and any additional classes of units created by the Board of Directors in accordance with Section 4.1(c)) a "Unit", and, collectively, "Units").

        (b)   The Units shall be uncertificated.

        (c)   On the Effective Date, the Company is authorized to issue to the Members the number of Units set forth opposite such Members' names on Schedule I (the "Initial Units"). The Board of Directors may amend Schedule I from time to time to reflect any changes thereto resulting from any transfers, admissions or forfeitures effected in accordance with this Agreement. The Company shall be authorized to issue to the Members such additional number and classes of Units as approved from time to time by the Board of Directors.

        (d)   The Initial Units are intended to constitute "profits interests" within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the Internal Revenue Service or other applicable Law). Accordingly, the capital account associated with each Initial Unit at the time of its issuance shall be equal to zero dollars ($0.00). The Company and the holders of Initial Units shall file all federal income Tax Returns consistent with such characterization.

        (e)   Pursuant to Section 4.2, the Company may from time to time designate and issue additional classes of Units. The Board of Directors shall designate a "Threshold Value" applicable to each Unit in such additional class of Units, which in no event shall be less than zero. The Initial Units each have a Threshold Value as set forth in Schedule II. If the Board of Directors elects to treat any additional class of Units as a "profits interest" as provided for in Section 4.1(d), the Threshold Value for each Unit in such additional class of Units shall be equal to or greater than the amount that would, in the reasonable determination of the Board of Directors, be distributed with respect to each Class A-2 Unit if, immediately prior to the issuance of such additional class, the assets of the Company were sold for their fair market values and the proceeds (net of any liabilities of the Company) were distributed pursuant to Section 6.3. The Board of Directors may amend Schedule II from time to time to reflect any changes thereto resulting from any issuance of additional Units effected in accordance with this Agreement.

        Section 4.2 Award of Units.    The award of Units shall be made to employees of Resources and its Subsidiaries from time to time by the Board of Directors. The award of Units shall be made subject to such vesting, forfeiture or other provisions (including determination of the Threshold Value for such Units) as may be set forth in the instrument governing such grant (an "Award Agreement"). Upon the award of Units pursuant to this Section 4.2, the Board of Directors shall amend Schedule I to reflect the additional Units granted to any Member.

ARTICLE V
CAPITALIZATION

        Section 5.1 Capital Contributions of Members.    Members shall not be required to purchase the Units or make Capital Contributions to the Company with respect to the Units.

ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS

  Section 6.1 Allocations for Purposes of Maintaining Capital Accounts.

        (a)   The Profits and Losses of the Company shall first be allocated among the Members pursuant to Section 6.1(b) of this Agreement, and then the balance of such items shall be allocated among the Members in the manner that causes the capital account of each Member (after adjustment through the end of such Allocation Year so as to include the effect of allocations pursuant to the preceding portion of this sentence) to equal, as nearly as possible:

            (i)  the amount such Member would receive if all assets of the Company at the end of such Allocation Year were sold for cash at their Gross Asset Value, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of Company Nonrecourse Liabilities and Member Nonrecourse Debt to the Gross Asset Value of the property securing such liabilities), and any remaining cash were distributed to the Members under Section 6.3, minus

           (ii)  the sum of (y) such Member's share of any Company Minimum Gain determined pursuant to Treasury Regulation Section 1.704-2(g), and (z) such Member's share of Member Nonrecourse Debt Minimum Gain determined pursuant to Treasury Regulation Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described above.

        (b)   Except as otherwise provided herein, for purposes of any applicable federal, state or local income tax law, rule or regulation items of income, gain, deduction, loss, credit and amount realized shall be allocated to the Members as follows:

            (i)  All recapture of income tax deductions resulting from the Disposition of Company property shall, to the maximum extent possible, be allocated to the Member to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the Disposition of such property.

           (ii)  Notwithstanding any of the foregoing provisions of this Section 6.1(b) to the contrary:

            (A)  If there is a net decrease in Company Minimum Gain for an Allocation Year, then there shall be allocated to each Member items of income and gain for that year equal to that Member's share of the net decrease in Company Minimum Gain (within the meaning of Regulation Section 1.704-2(g)(2)), subject to the exceptions set forth in Regulations Section 1.704-2(f)(2), (3), and (5). In the event that the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement between the Members, the Tax Matters Member may request that the Commissioner of the Internal Revenue Service waive the minimum gain chargeback requirement pursuant to Regulation Section 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

            (B)  If during an Allocation Year there is a net decrease in Member Nonrecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) shall, subject to the exceptions in Regulation Section 1.704-2(i)(4), be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain. In the event that the application of the Member Nonrecourse Debt Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the Tax Matters Member may request that the Commissioner of the Internal Revenue Service waive the minimum gain chargeback requirement pursuant to Regulations Section 1.704-2(f)(4) and 1.704-2(i)(4). The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Regulation Section 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

            (C)  Any Nonrecourse Deductions for any Allocation Year or other period shall be allocated between the Members in accordance with their Capital Contribution Percentages.

            (D)  Any Member Nonrecourse Deductions for any Allocation Year or other period shall be specially allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

            (E)  The losses and deductions allocated pursuant to this Section 6.1(b) shall not exceed the maximum amount of losses and deductions that can be allocated to a Member without causing or increasing a deficit balance in the Member's Adjusted Capital Account. If, at the end of any Allocation Year, as a result of the allocations otherwise provided for in this Section 6.1(b), the Adjusted Capital Account balance of any Member shall become negative, items of deduction and loss otherwise allocable to such Member for such year, to the extent such items would have caused such negative balance, shall instead be allocated to Members having positive Adjusted Capital Account balances remaining at such time in proportion to such balances.

            (F)  If any Member receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit in such Member's Capital Account (as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this paragraph shall be made only to the extent that a Member would have a deficit Capital Account balance

    (as determined as provided in the prior clause), after all other allocations provided for in this Section 6.1(b) have been tentatively made as if this paragraph were not in the Agreement. This paragraph is intended to satisfy the "qualified income offset" requirement in the Treasury Regulations.

            (G)  The allocations set forth in paragraphs (A), (B), (C), (D), (E), and (F) of this Section 6.1(b) (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Members intend that, to the extent possible, all Regulatory Allocations that are made be offset either with other Regulatory Allocations or with special allocations pursuant to this Section 6.1(b). Therefore, notwithstanding any other provisions of this Section 6.1(b) (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Adjusted Capital Account balance is, to the extent possible, equal to the Adjusted Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to the remaining sections of this Section 6.1(b).

          (iii)  All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee as agreed by the transferor and the transferee and based on the portion of the calendar year during which each was recognized as owning such interest, without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Internal Revenue Code and the applicable Treasury Regulations. If no such agreement has been made, the allocation shall be determined by the Board of Directors in its reasonable discretion in accordance with such Treasury Regulations.

  Section 6.2 Allocations for Federal Income Tax Purposes.

        (a)   Except as otherwise provided in this Section 6.2, the taxable income or loss of the Company (and items thereof) for any taxable year of the Company shall be allocated among the Members to the maximum extent possible in the same manner as the corresponding items (if any) are allocated among the Members for purposes of maintaining their capital accounts.

        (b)   In accordance with Section 704(c) of the Internal Revenue Code and the Treasury Regulations thereunder, income and deductions with respect to any property carried on the books of the Company at an amount that differs from such property's adjusted tax basis shall be allocated for federal, state and local income tax purposes, among the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and such book value. In making such allocations, the Board of Directors shall use such method or methods as it determines to be reasonable and in accord with applicable Treasury Regulations.

        (c)   All recapture of income tax deductions resulting from the taxable disposition of Company property shall, to the maximum extent possible, be allocated to the Member to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the disposition of such property.

        (d)   All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the taxable year during which each was recognized as owning such interest, without regard to how cash distributions were made with respect to that Membership Interest; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Internal Revenue Code and the applicable Treasury Regulations.

  Section 6.3 Distributions.

        (a)   Except as otherwise expressly provided in this Section 6.3, Section 6.4 and Article XI, all amounts available for distribution by the Company shall be distributed as and when determined by the Board of Directors or as otherwise required hereunder, in accordance with this Section 6.3. It is the intent of the Members that all distributions received by the Company from Resources shall immediately be distributed to the Members in accordance with Section 6.3(b).

        (b)   Distributions that are made by the Company shall be divided among the Members as follows:

            (i)  First, to the holders of Class A-2 Units until such time as such holders have received an aggregate amount per Unit equal to $1.25;

           (ii)  Second, pro rata to the holders of Class A-2 and Class B-2 Units until such time as the holders of Class A-2 Units have received an aggregate amount per Unit equal to $12.50;

          (iii)  Third, pro rata to the holders of Class A-2, Class B-2 and Class B-3 Units until such time as the holders of Class A-2 Units have received an aggregate amount per Unit equal to $17.50;

          (iv)  Fourth, pro rata to the holders of Class A-2, Class A-4, Class B-2 and Class B-3 Units until such time as the holders of Class A-2 Units have received an aggregate amount per Unit equal to $27.50;

           (v)  Fifth, pro rata to the holders of Class A-2, Class A-4, Class B-2, Class B-3 and Class B-4 Units until such time as the holders of Class A-2 Units have received an aggregate amount per Unit equal to $42.50; and

          (vi)  Finally, thereafter pro rata to the holders of all outstanding Units.

         (vii)  Notwithstanding the foregoing provisions of this Section 6.3(b), if one or more series of Units are issued after the issuance of the Initial Units, and the subsequently issued Units have a Threshold Value greater than zero (a "Subsequently Issued Class"), each such Subsequently Issued Class shall be ignored for purposes of this Section 6.3(b) (and such Subsequently Issued Class shall not be entitled to receive distributions) until distributions have been made following the issuance of such Subsequently Issued Class with respect to each Class A-2 Unit in an amount equal to the Threshold Value of such Subsequently Issued Class, after which point such Subsequently Issued Class will participate in all distributions on a pro rata basis.

        (viii)  Notwithstanding the foregoing provisions of this Section 6.3(b), in connection with each distribution by the Company, if with respect to any current Member that is an Employee Bonus Holder, (i) for each such Employee Bonus Holder, the Company shall be entitled to not make a distribution to any Units held by such Member or its Affiliates up to an amount equal to the amount of such distribution that was redirected by Resources from the Incentive Units with respect to such Member as a result of the operation of Section 6.1(f) of the Resources LLC Agreement and (ii) the Company shall credit such amount against and reduce the cumulative amounts that would otherwise be distributed to such Member pursuant to this Section 6.3(b). The Company shall be entitled to distribute any amounts otherwise available for distribution to the Members (other than to any Employee Bonus Holder from whom such amounts were credited pursuant to the preceding sentence) so that, to the maximum extent possible, each Member shall have received the amount of distributions that such Member would have received since the formation of the Company if the Company had ignored, for the purposes of this Section 6.3(b), the Units held by such Employee Bonus Holder, but only for so long as the Employee Bonus Advance Amount for each such Employee Bonus Holder is greater than zero.

        (c)   The Company shall withhold from any distribution that would otherwise be made to a Member pursuant to this Agreement any portion thereof that it is required by Applicable Law to withhold and shall pay over such amount to any appropriate Governmental Authority as required by Applicable Law provided that any amount that is withheld and paid over shall be considered to have been distributed to such Member pursuant to this Agreement. The Members shall furnish to the Company from time to time all such information as is required by Applicable Law or is otherwise reasonably requested by the Company (including certificates in the form prescribed by the Internal Revenue Code and applicable Treasury Regulations or applicable state, local, or foreign law) to permit the Company to ascertain whether and in what amount any such withholding is required.

        (d)   Payment of all cash distributions made by the Company to a Member shall be made by check or wire transfer of immediately available funds in accordance with such written instructions to the Company as may be provided by such Member from time to time.

  Section 6.4 Tax Distributions.

        The Company shall distribute amounts that the Company receives from Resources as tax distributions in respect of a taxable year of the Company among the Members in proportion to the ratios in which the taxable income of the Company is to be allocated among the Members pursuant to the provisions hereof.

ARTICLE VII
MANAGEMENT AND GOVERNANCE PROVISIONS

        Section 7.1 Management by Directors.    The Company shall be managed by "managers" (as such term is used in the Act) according to the remaining provisions of this Article VII and, except with respect to certain consent or approval requirements expressly provided for in this Agreement, no Member by virtue of having the status of a Member shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. The "managers" are referred to as "Directors" throughout this Agreement. The business and affairs of the Company shall be managed by the Directors appointed in accordance with Section 7.2 and acting exclusively through the Board of Directors of the Company (the "Board of Directors") in accordance with this Agreement. No Director in his or her individual capacity shall have the authority to manage the Company or to approve matters relating to, or otherwise to bind the Company, such powers being reserved to all of the Directors acting exclusively through the Board of Directors and to such Officers and other agents of the Company designated by the Board. Under the direction of the Board of Directors, the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors shall have full power and authority to do all things on such terms as the Board of Directors may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company in accordance with the terms of this Agreement.

        Section 7.2 Composition of the Board of Directors.    The Board of Directors shall consist of natural persons who need not be Members or residents of the State of Delaware. Subject to the remaining provisions of this Article VII, the Board of Directors shall consist of three Directors, whom shall be designated as the then members of the Compensation Committee.

        Section 7.3 Removal of Directors.    Any Director may be removed from the Board of Directors, with or without cause, only if he is no longer serving as a member of the Compensation Committee. In such circumstance, such Director shall be automatically removed as a Director and shall be replaced by his successor on the Compensation Committee.

        Section 7.4 Vacancies.    In the event that a vacancy is created on the Board of Directors at any time by the death, disability, retirement, resignation or removal of a Director, such vacancy shall be filled automatically by the former Director's successor on the Compensation Committee.

  Section 7.5 Meetings of Board of Directors.

        (a)   Meetings of the Board of Directors, regular or special, may be held either in or outside of the State of Delaware. Any meeting of the Compensation Committee under the terms of the Resources LLC Agreement shall be deemed to be a meeting or action of the Board of Directors under the terms of this Agreement.

        (b)   Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board of Directors and communicated to all Directors. Except as otherwise provided by statute or this Agreement, any and all business may be transacted at any regular meeting. The Company shall use its best efforts to cause the Board of Directors to hold meetings no less frequently than quarterly, and at such meetings the Company shall report to the Board of Directors on, among other things, its business activities, prospects, and financial position.

        (c)   Special meetings of the Board of Directors may be called on 24 hours' notice (effective upon receipt) to each Director, either personally or by facsimile, electronic transmission, or overnight courier, by the Chairman of the Board of Directors (if any), the President of the Company or, on the written request of any two Directors, by the Secretary of the Company. Except as may be otherwise expressly provided by statute or this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        (d)   At all meetings of the Board of Directors, the presence or representation of a majority of the number of Directors fixed by or in the manner provided in this Agreement shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted that might have been transacted at the meeting as originally convened.

        (e)   The act of a majority in number of the persons then serving on the Board of Directors shall be the act of the Board of Directors.

        (f)    All meetings of the Board of Directors shall be presided over by the chairman of the meeting, who shall be a person designated by a majority of the Directors present at the meeting. The chairman of any meeting of the Board of Directors shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as determined by him to be in order.

        (g)   Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the requisite number of Directors, or the specified Directors, that would be necessary to authorize or take such action at a meeting of the Board of Directors. For purposes hereof, facsimile or similar reproduction of a writing, including by email in portable document format (.pdf), signed by a Director, shall be regarded as signed by the Director for purposes of this Section 7.5.

        (h)   Subject to the provisions of Applicable Law and this Agreement regarding notice of meetings and the granting of proxies, any Director (i) may, unless otherwise restricted by this Agreement, participate in and hold a meeting of the Board of Directors by using conference telephone, electronic transmission, or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and (ii) may grant a proxy to another Director or delegate his right to act to another Director which proxy or delegation shall be effective as the attendance or action at the meeting of the Director giving such proxy or delegation. Participation by a Director in a meeting pursuant to this Section 7.5 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

        Section 7.6 Compensation of Directors.    Except as otherwise approved by the Board of Directors, no person will be paid any fee for serving on the Board of Directors, but will be entitled to reimbursement by Resources or its Subsidiaries for reasonable out-of-pocket costs and expenses in attending meetings of the Board of Directors.

  Section 7.7 Members.

        (a)   Except for the right to vote on, consent to or approve certain matters as expressly provided in this Agreement, the Members in their capacity as Members shall not have any other power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company. To the fullest extent permitted by Applicable Law and notwithstanding any provision of this Agreement to the contrary, no Member in its capacity as a Member shall have any duty, fiduciary or otherwise, to the Company or any other Member in connection with the business and affairs of the Company or any vote, consent or approval given or withheld pursuant to this Agreement. The foregoing sentence will not be deemed to alter the contractual obligations of a Member to another Member, Resources or the Company pursuant to any contract between such Member, Resources or another Member or such Member and the Company.

        (b)   Except as expressly provided in this Agreement, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company. To the extent that the vote of Members may be required hereunder, a Member shall have one vote for each Unit such Member holds and the act of holders owning a sufficient number of the outstanding Units to constitute Required Member Approval shall be the act of the Members. Unless otherwise required by the Act, any matter requiring the vote, consent or approval of any of the Members pursuant to this Agreement shall be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the holders of outstanding Units having not less than the minimum number of votes necessary to authorize or take such action; provided, however, the Company shall only be required to solicit written consents from Members holding a sufficient number of Units to constitute the minimum number of votes necessary to authorize or take such action. Prompt notice of such vote, consent or approval shall be given by the Company to those Members, if any, who have not joined in such vote, consent or approval.

  Section 7.8 Officers.

        (a)   The Board of Directors may, from time to time, designate one or more persons to be officers of the Company (the "Officers"). No Officer need be a resident of the State of Delaware, a Member or a Director. Any such Officers so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them. The Board of Directors may assign titles to particular Officers. Unless the Board of Directors decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporate Law (or any successor statute), the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Board of Directors pursuant to this Section 7.8 and the other terms and provisions hereof. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board of Directors.

        (b)   Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board of Directors; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

ARTICLE VIII
ACCOUNTING AND BANKING MATTERS;
CAPITAL ACCOUNTS; TAX MATTERS

        Section 8.1 Books and Records; Reports.    The Company shall keep and maintain full and accurate books of account for the Company in accordance with GAAP consistently applied and in accordance with the terms of this Agreement. Such books shall be maintained at the principal office of the Company. Except as required by Applicable Law, the Members shall not have access to review, inspect or copy the books and records of the Company.

        Section 8.2 Fiscal Year.    The calendar year shall be selected as the accounting year of the Company and the books of account shall be maintained on an accrual basis.

        Section 8.3 Bank Accounts.    At the direction of the Board of Directors, the President, the Treasurer or other authorized Officer of the Company shall cause one or more bank accounts to be maintained in the name of the Company in such bank or banks as may be determined by the Board of Directors, which accounts shall be used for the payment of expenditures incurred by the Company and in which shall be deposited any and all receipts of the Company. All such receipts shall be and remain the property of the Company, shall be received, held and disbursed by the Board of Directors for the purposes specified in this Agreement and shall not be commingled with the funds of any other person.

  Section 8.4 Capital Accounts.

        (a)   A capital account shall be established and maintained for each Member ("Capital Account") in the manner that such capital account would be maintained pursuant to the provisions of the Resources LLC Agreement in respect of the income, gain, loss and deduction of the Company.

        (b)   The Board of Directors may amend the provisions hereof as to the maintenance of capital accounts and allocation of the items of income, gain, loss and deduction for such purposes and for federal, state and local income tax purposes if after conferring with its tax advisers it determines that such amendment is appropriate in order to comply with applicable law; provided, however, that any such amendment shall not affect the right of any Member to distributions pursuant hereto.

        (c)   On the transfer of all or part of a Member's Membership Interest, the capital account of the transferor that is attributable to the transferred interest shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

        Section 8.5 Tax Partnership.    The Members agree to classify the Company as a partnership for federal tax purposes. Neither the Company, any Member nor any officer or other representative of any of the foregoing shall file an election to classify the Company as an association taxable as a corporation for federal tax purposes. Notwithstanding the foregoing, it is agreed that this Section 8.5 shall not be applicable if the tax status of the Company were to be reclassified as a result of a merger or other transaction whereby the Company is being sold to a third party and such merger or transaction is approved by the Board of Directors in accordance with the terms hereof.

        Section 8.6 Company Tax Elections.    The Company will make the following elections:

        (a)   To elect the calendar year as the Company's fiscal year if permitted by Applicable Law;

        (b)   To elect the accrual method of accounting;

        (c)   If requested by a Member, to elect, in accordance with Sections 734, 743 and 754 of the Internal Revenue Code and applicable regulations and comparable state law provisions, to adjust basis in the event any Membership Interest is transferred in accordance with this Agreement or any Company property is distributed to any Member; and

        (d)   To elect with respect to such other federal, state and local tax matters as the Board of Directors shall approve, except as provided in Section 8.5.

        Section 8.7 Member Tax Election.    Within thirty (30) days after the date of issuance of the any Units pursuant to an Award Agreement, each Member shall make an election authorized by section 83(b) of the Internal Revenue Code of 1986, as amended, (the "Code") with respect to such Units and such Member shall submit to the Company a copy of the statement filed by such Member to make such election. The form of such election shall be in the form attached as Exhibit 8.7. Other than the direction to make this election authorized by section 83(b) of the Code, the Company will not undertake or offer tax planning and compliance for any Member with respect to any Units issued to such Member. Each Member is responsible for his or her tax planning and compliance.

        Section 8.8 Proposed Treasury Regulations Elections.    The Company shall, and each Member hereby agrees, pursuant to Proposed Treasury Regulation Section 1.83-3(e), Notice 2005-43, and all final or successor regulations, revenue procedures and similar authority, that (i) the Company shall elect a safe harbor under which the fair market value of a Unit that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that Unit, and (ii) the Company and each Member, including any person to whom a Unit is transferred in connection with the performance of services, agree to comply with all requirements of the safe harbor with respect to all Units transferred in connection with the performance of services while the election remains effective. The Company shall prepare and execute such documents and retain such records as are required by the final regulations. In the discretion of the Board of Directors, the Company may at any time revoke such safe harbor election in such manner as the final regulations provide.

        Section 8.9 Tax Matters Member.    A Member who is also a Director or, if none, any Member, shall act as the "tax matters partner" under Section 6231 of the Internal Revenue Code, subject to replacement by the Board of Directors (such person, in this Section 8.9, being called the "Tax Matters Member"). Glen C. Warren, Jr. shall serve as the initial Tax Matters Member of the Company. The Tax Matters Member shall promptly notify the Members if any tax return or report of the Company is audited or if any adjustments are proposed by any governmental body. In addition, the Tax Matters Member shall promptly furnish to the Members all notices concerning administrative or judicial Proceedings relating to federal income tax matters as required under the Internal Revenue Code. During the pendency of any such administrative or judicial Proceeding, the Tax Matters Member shall furnish to the Members periodic reports, not less often than monthly, concerning the status of any such Proceeding. Without the consent of a majority of the Board of Directors, the Tax Matters Member shall not extend the statute of limitations, file a request for administrative adjustment, file suit concerning any tax refund or deficiency relating to any Company administrative adjustment or enter into any settlement agreement relating to any Company item of income, gain, loss, deduction or credit for any fiscal year of the Company; provided, that the Tax Matters Member shall not extend a statute of limitations for more than 12 months in the aggregate without the Required Member Approval.

        Section 8.10 Tax Returns.    The Company shall deliver to each of the Members the following schedules and tax returns: (i) within 60 days after the Company's year-end, an estimated Schedule K-1, and (ii) within 90 days after the Company's year-end, a final Schedule K-1, along with copies of all other federal, state, or local income tax returns or reports filed by the Company for the previous year as may be required as a result of the operations of the Company. In addition, the Company shall provide, to the extent reasonably available, such other information as a Member may reasonably request for purposes of complying with applicable tax reporting requirements.

ARTICLE IX
INDEMNIFICATION

        Section 9.1 Power to Indemnify in Actions, Suits or Proceedings.    To the maximum extent permitted by law, no Covered Person shall have any liability to the Company or any Member for any act or failure to act in fulfillment of his duties, obligations or responsibilities unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person acted in bad faith, engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that such Covered Person's conduct was unlawful. Resources or any of its Subsidiaries shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that he is or was a Covered Person against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or Proceeding provided that such Covered Person shall not be so indemnified and held harmless if such Covered Person acted, in bad faith, engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such Covered Person's conduct was unlawful.

        Section 9.2 Expenses Payable in Advance.    Expenses incurred by a Covered Person in defending or investigating a threatened or pending action, suit or Proceeding shall be paid by Resources or any of its Subsidiaries in advance of the final disposition of such action, suit or Proceeding upon receipt of an unsecured undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by Resources or any of its Subsidiaries as authorized by this Article IX.

        Section 9.3 Nonexclusivity of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of Members or Board of Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in a Covered Person's official capacity and as to action in another capacity while holding such office, it being the policy of the Company and Resources that indemnification of the persons specified in Section 9.1 shall be made to the fullest extent permitted by law but only if the Board of Directors authorizes such broader protection than set forth in the other provisions of this Article IX. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 but whom Resources has the power or obligation to indemnify under the provisions of the Act or otherwise.

        Section 9.4 Insurance.    On such terms as Resources approves, Resources or any of its Subsidiaries shall purchase and maintain insurance on behalf of any person who is or was a Covered Person against any liability asserted against such Covered Person and incurred by Covered Person in any such capacity, or arising out of such Covered Person's status as such, whether or not Resources or any of its Subsidiaries would have the power or the obligation to indemnify the Covered Person against such liability under the provisions of this Article IX.

        Section 9.5 Survival of Indemnification and Advancement of Expenses.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Member, officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person and shall survive the liquidation of the Company. No amendment or repeal of the provisions of this Article IX which adversely affects the rights of any Covered Person under this Article IX with respect to the acts or omissions of such Covered Person at any time prior to such amendment or repeal shall apply to such Covered Person without the written consent of the Covered Person.

        Section 9.6 Limitation on Indemnification.    Notwithstanding anything else herein to the contrary, Resources and any of its Subsidiaries shall not be obligated to indemnify any Covered Person for (i) any Proceeding initiated by such Covered Person against the Company or Resources or its Affiliates unless that Proceeding was brought to enforce such Covered Person's right to indemnification under Section 9.1 and, in such Proceeding, it is determined that such Covered Person is entitled to indemnification, or (ii) any Proceeding brought by the Company, Resources or any of its Subsidiaries against such Covered Person unless such Covered Person is found not to be liable to the Company, Resources or any of its Subsidiaries.

        Section 9.7 Indemnification of Employees and Agents.    Resources may, to the extent authorized from time to time by its board of directors, provide rights to indemnification and the advancement of expenses to employees and agents of the Company similar to those conferred in this Article IX to Members, Officers or Directors of the Company.

        Section 9.8 Severability.    The provisions of this Article IX are intended to comply with the Act. To the extent that any provision of this Article IX authorizes or requires indemnification or the advancement of expenses contrary to the Act, Resources' power to indemnify or advance expenses under such provision shall be limited to that permitted by the Act and any limitation required by the Act shall not affect the validity of any other provision of this Article IX.

ARTICLE X
DISPOSITIONS OF MEMBERSHIP INTERESTS

  Section 10.1 Dispositions.

        (a)   No Member may Dispose of its Membership Interest, in whole or in part other than in accordance with the terms of this Article X, and any attempted Disposition that is not in accordance with this Article X shall be, and is hereby declared, null and void. The Members agree that a breach of the provisions of the restrictions on Dispositions set forth in this Article X may cause irreparable injury to the Company and the Members for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a person to comply with such provisions, and (ii) the uniqueness of the Company's assets and the relationship among the Members. Accordingly, the Members agree that the restrictions on Dispositions may be enforced by specific performance.

        (b)   A Member may not directly or indirectly Dispose of all or any part of its Membership Interest other than a Disposition (i) approved by the Board of Directors, (ii) to a Permitted Transferee or

(iii) in connection with a redemption or repurchase by the Company; provided that, in the case of a transfer pursuant to Section 10.1(b)(i) or Section 10.1(b)(ii), the Units shall remain fully subject to this Section 10.1. As a condition to any such transfer under this Section 10.1(b), the transferor and transferee shall deliver to the Company such documents as the Company shall reasonably request to evidence the continuation of the obligations under this Section 10.1 and the compliance of the proposed transfer with the provisions hereof.

        (c)   The foregoing Section 10.1(b) to the contrary notwithstanding, a Disposition of a Membership Interest (including to any Permitted Transferee) shall be null and void (i) if, following the proposed Disposition, the Company would constitute a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, (ii) if the transferee fails to deliver to the Company the representations set forth in Exhibit 10.1 hereto and all documents required pursuant to Section 10.1(b) and Section 10.2, or (iii) such Disposition would result in the violation of any applicable federal or state securities laws. Any costs incurred by the Company in connection with any proposed or actual Disposition by a Member of all or a part of its Membership Interest shall be borne by such Member.

  Section 10.2 Substitution.

        (a)   Unless an assignee of a Membership Interest becomes a Member in accordance with the provisions set forth below, such assignee shall not be entitled to any of the rights granted to a Member hereunder in respect of such Membership Interest.

        (b)   An assignee of the Membership Interest of a Member, or any portion thereof, may become a Member entitled to all of the rights of a Member in respect of such Membership Interest if (i) the assignor gives the assignee such right, (ii) the Board of Directors consents in writing to such substitution if such consent is required pursuant to the terms of Section 10.1 and (iii) the assignee executes and delivers such instruments, in form and substance reasonably satisfactory to the Board of Directors, as the Board of Directors may deem reasonably necessary to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

  Section 10.3 Repurchase and Forfeiture of Units.

        (a)   Subject to the remaining provisions of this Section 10.3, the Units, including both Vested and Unvested Units and including Units transferred to any Member's Permitted Transferees (collectively, the "Available Units"), are subject to repurchase as follows:

            (i)  If the Member (or, in the case of either of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by Resources and all of its Subsidiaries by reason of death or Disability, then (A) all of such Member's Unvested Units shall become Vested Units, and (B) all Vested Units shall be retained by such Member (or, in the case of the death of such Member, by such Member's estate).

           (ii)  If the Member (or, in the case of one of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by Resources and all of its Subsidiaries, by reason of termination without Cause, then (A) on the date the Member ceases to be employed by Resources and all of its Subsidiaries (the "Termination Date"), the Member shall forfeit to the Company all of its Unvested Units, and (B) all Vested Units shall be retained by such Member.

          (iii)  If the Member (or, in the case of one of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by Resources and all of its Subsidiaries, by reason of voluntary resignation (for any or no reason), then (A) on the Termination Date, the Member shall forfeit to the Company all of its Unvested Units, and (B) the Member's Vested Units shall be subject to repurchase at the Company's option at a purchase price equal to the Fair Market Value of such Units as of the Termination Date.

          (iv)  If the Member (or, in the case of one of the Management LLCs, Rady or Warren, as applicable) ceases to be employed by Resources and all of its Subsidiaries, by reason of termination for Cause, then on the Termination Date, the Member shall forfeit to the Company all of its Unvested and Vested Units.

           (v)  Upon the occurrence of the Exit Event, all Unvested Units of all Members who are employed by Resources or one of its Subsidiaries on the date of such Exit Event (or, in the case of either of the Management LLCs, Rady or Warren, as applicable, is so employed on such date) shall become Vested Units and all Vested Units shall be subject to repurchase at the Company's option at a purchase price equal to the Fair Market Value of the Units, as of the date of the consummation of the transaction or transactions constituting the Exit Event.

        (b)   On or before the ninetieth (90th) day after the effective date of the Termination Date of a Member (or, in the case of the Management LLCs, Rady or Warren, as applicable) as described in the preceding subsections of this Section 10.3, the Company shall give written notice (a "Repurchase Notice") to the holder of the Available Units of the number or amount of Available Units that have been elected to be purchased by the Company, and the Company shall set a reasonable place and time from the date thereof for the closing of the purchase and sale of such Available Units. The number of Available Units to be repurchased shall first be satisfied to the extent possible from the Available Units held by the Member at the time of delivery of the Repurchase Notice. If the number of Available Units then held by the Member is less than the number of Available Units that the Company has elected to purchase, the Company shall purchase the remaining Available Units elected to be purchased from the Permitted Transferees of such Member under this Agreement pro rata, determined in each case according to the number of Available Units held by such Permitted Transferees at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole Unit).

        (c)   The closing of the purchase of Available Units pursuant to this Section 10.3 shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice (the "Repurchase Date"). The purchase price for the purchase of Available Units pursuant to this Section 10.3 shall be equal to (i) the Fair Market Value of such Units, minus (ii) the Employee Bonus Advance Amount, if any, applicable to the holder of such Units (the "Purchase Price"); provided, however, the Purchase Price shall not equal less than $0. The Company will pay the Purchase Price, if the Purchase Price is greater than $0, by either (i) a check or wire transfer of funds in such aggregate amount or (ii) a subordinated unsecured promissory note or notes payable on commercially reasonable terms; provided, however, the Board of Directors may structure the note or notes to include the following terms: (A) the principal and accrued interest will be due and payable only at the end of the term of the note or notes, (B) the term of the note or notes may mature only upon an Antero Subsidiary Disposition or an Exit Event and (C) the principal amount of the note may be reduced to an amount equal to the sum of (x) Fair Market Value of such Available Units on the date of maturity of the note and (y) the distributions, if any, that the Company would have made pursuant to Section 6.3(b) with respect to such Available Units (if they had remained outstanding) during the period between the Repurchase Date and the maturity date of the note (such sum, the "Reduced Fair Market Value"), if on the date of maturity of the note, the Reduced Fair Market Value is less than the Purchase Price. In the event the Company is, during such period, prohibited from purchasing such Available Units, including by means of issuing a promissory note, or desires for any reason not to exercise its repurchase right, then the Company shall have the right to assign such repurchase right to Resources, or to such other person as the Compensation Committee, in its discretion, determines to be appropriate. The purchasers of any Available Units hereunder will be entitled to require all of the signatures of each seller of such Available Units to be notarized and to receive representations and warranties from each such seller regarding (i) such seller's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Available Shares, (ii) such seller's ownership of such Available Units and the absence of any liens, pledges, and other encumbrances on such Available Units and (iii) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such seller or the assets of such seller are bound as the result of such sale.

        (d)   Should the Company or any of its assignees elect to exercise the repurchase rights pursuant to this Section 10.3 and any seller fails to deliver all of such Available Units to be repurchased in accordance with the terms hereof, the purchaser of such Available Units hereunder may, at its option, in addition to all other remedies it may have, deposit the Purchase Price in an escrow account administered by the Company or an independent third party (to be held for the benefit of and payment over to such seller in accordance herewith), whereupon the Company shall by written notice to such seller (i) cancel on its books such Available Units by adjusting the number of Units opposite the name of such seller on Exhibit I and (ii) issue to the purchaser, in lieu thereof, new Units representing such Available Units and adjust the number of Units opposite such purchaser's name on Exhibit I, and all of the seller's right, title, and interest in and to such Available Units shall terminate in all respects.

        (e)   In the event that Available Units are repurchased pursuant to this Section 10.3, the holders of such Available Units will take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase(s) in a timely manner.

        Section 10.4 Qualified IPO Adjustment.    Upon a Qualified IPO, the Board of Directors, acting in its sole discretion without the consent or approval of any Member, may affect one or more of the following alternatives, as of a date before or after the Qualified IPO that is selected by the Board of Directors, which may vary among individual Members and which may vary among the Units held by any individual holder: (i) accelerate the time at which Unvested Units then outstanding may become Vested Units, (ii) require selected Members to forfeit to the Company some or all outstanding Unvested Units, (iii) require the mandatory surrender to the Company of some or all of the outstanding Vested Units held by such Members, in which event the Board of Directors shall thereupon cancel such Units and pay to each Member an amount of cash or stock per Unit equal to the Fair Market Value of such Unit on such selected date or (iv) make such adjustments to Units then outstanding as the Board of Directors deems appropriate to reflect such Qualified IPO; provided, however, that the Board of Directors may determine in its sole discretion that no adjustment is necessary to Units then outstanding; provided further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Units or the conversion of such Units into stock options, or other awards with respect to Equity Interests issued by Resources, a Subsidiary or a successor thereto, with an exercise price reflective of the Threshold Value of such Units such that the Member holding a Unit shall be entitled to purchase or receive the number of shares of stock, other securities, cash or property to which a holder of such Unit would have been entitled to receive, by virtue of his ownership of the Units, in connection with the Qualified IPO.

ARTICLE XI
DISSOLUTION, LIQUIDATION, AND TERMINATION

        Section 11.1 Dissolution.    The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following:

          (a)   the election by the Board of Directors and Resources to dissolve the Company;

          (b)   the dissolution of Resources; and

          (c)   entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

        Section 11.2 Liquidation and Termination.    On dissolution of the Company the Board of Directors or a person chosen by the Board of Directors (in either case, the "liquidator"). The liquidator shall wind up the affairs of the Company and make final distribution as provided herein and in the Act. The costs of liquidation shall be borne by Resources. The steps to be accomplished by the liquidator are as follows:

        (a)   As promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

        (b)   The liquidator shall pay, satisfy or discharge from Company funds all of the debts (including debts owing to any Member), liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

        (c)   To the extent that the Company has any assets remaining, the liquidator shall sell any or all Company property and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members as provided in Section 6.2.

        (d)   All remaining assets shall be distributed to the Members in accordance with Section 6.3.

        (e)   Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or 90 days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning as set forth in Treasury Regulation Section 1.704-1(b)(2)(ii). The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its Capital Contribution and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

        (f)    If a sale of the Company is structured as a sale of Membership Interests (whether a direct sale, a merger, an exchange of interests, or other similar transaction), the amount of the aggregate purchase price to be allocated among the Members shall be determined in a manner consistent with the amounts that would have been distributed to the Members if the Company had been liquidated in accordance with this Section 11.2 and if the total liquidating distributions with respect to all Membership Interests had equaled the aggregate purchase price being paid for all the Membership Interests.

        Section 11.3 Deficit Capital Accounts.    Except as provided in this Agreement, no Member shall be obligated to restore a deficit balance in its capital account at any time.

        Section 11.4 Certificate of Cancellation.    On completion of the distribution of Company assets as provided herein, the Company shall be terminated and the Members shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 1.5, and take such other actions as may be necessary to terminate the Company.

ARTICLE XII
GENERAL PROVISIONS

  Section 12.1 Notices.

        (a)   All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered or mailed by certified mail, return receipt requested, or by nationally recognized overnight delivery service with proof of receipt maintained, to the following addresses (or any other address that any such party may designate by written notice to the other parties):

    If to the Company:
    Antero Resources Employee Holdings LLC
    1625 17th Street, Suite 300
    Denver, Colorado 80202
    Attn: Chief Executive Officer

    If to any Member:
    c/o Antero Resources Employee Holdings LLC
    1625 17th Street, Suite 300
    Denver, Colorado 80202

        Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail.

        (b)   Whenever any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Member at a meeting of the Members shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        Section 12.2 Adjustment for Unit Splits, Etc.    Wherever in this Agreement there is a reference to a specific number of Units of the Company of any class or series, or a price per Unit, or consideration received in respect of such Unit, then, upon the occurrence of any subdivision, combination, or Unit distribution of such class or series of Units, the specific number of Units or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Units of such class or series of Units by such subdivision, combination, or Unit distribution.

        Section 12.3 Certain Tax Considerations.    WITH RESPECT TO ANY UNIT, THE IMPOSITION OF THE VESTING AND/OR FORFEITURE PROVISIONS UNDER THE AWARD AGREEMENTS AND RIGHTS OF REPURCHASE UNDER THIS AGREEMENT MAY RESULT IN ADVERSE TAX CONSEQUENCES THAT MAY BE AVOIDED OR MITIGATED BY FILING AN ELECTION UNDER CODE SECTION 83(B). SUCH ELECTION MAY BE FILED ONLY WITHIN THIRTY (30) DAYS AFTER THE DATE THE UNIT IS TRANSFERRED. A MEMBER SHOULD CONSULT WITH HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF EXECUTING THIS AGREEMENT AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION. EACH OF THE MEMBERS ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF THE MEMBER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

  Section 12.4 Entire Agreement; Amendments; Agreement Controls.

        (a)   This Agreement, including the exhibits or schedules thereto and any agreements or documents specifically referenced herein, constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof. This Agreement together with the agreements referred to herein supersede all prior agreements among the parties with respect to the subject matter hereof. The provisions of this Agreement may only be amended, modified, waived or terminated by a written instrument adopted, executed and agreed to by Resources, the Board of Directors and a Required Member Approval.

        (b)   No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

        (c)   No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

        Section 12.5 Effect of Waiver or Consent.    The failure of any person to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such person's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        Section 12.6 Future Actions.    The Company and the Members shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

        Section 12.7 Binding Effect; Assignment.    Subject to Article X, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and his respective heirs, successors, permitted assigns, and legal representatives, and by their signatures hereto, the Company and each Member intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

  Section 12.8 Governing Law; Service of Process; Waiver of Jury Trial.

        (a)   THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

        (b)   Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding by the mailing of a copy thereof in the manner specified by the provisions of Section 12.1.

        (c)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        Section 12.9 Severability.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        Section 12.10 Further Assurances.    In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

        Section 12.11 Title to Company Property.    All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property. The Company shall hold all of its property in its own name.

        Section 12.12 Costs, Fees and Expenses.    Resources, or any of its Subsidiaries, agrees to pay, or to reimburse the Company for, all costs, fees and expenses incurred by the Company in conducting its operations consistent with the purposes set forth in Section 1.3, including legal and accounting fees and expenses.

        Section 12.13 Action by Resources.    Whenever reference is made in this Agreement to approval by Resources or action to be taken by Resources, such approval or action shall be given or taken only if the board of directors of Resources has approved such approval or the taking of such action.

        Section 12.14 No Third Party Beneficiaries.    Except as otherwise provided in Article IX, it is the intent of the parties hereto that no third-party beneficiary rights be created or deemed to exist in favor of any person not a party to this Agreement, unless otherwise expressly agreed to in writing by the parties.

        Section 12.15 Merger.    The Board of Directors may cause the Company to merge with or into, or convert into, any other entity or exchange interests with any other entity without the separate vote of the Members, provided that if such merger, conversion or exchange results in the distribution of consideration to the Members, such consideration shall be allocated and distributed in accordance with Section 6.3. Any merger, conversion, or interest exchange of the Company affected in accordance with this Section 12.16 shall not be deemed to cause an assignment or other Disposition of the Membership Interests under this Agreement.

  Section 12.16 Confidentiality.

        (a)   The Members shall, and shall direct the directors, officers, directors, constituent partners, employees, attorneys, accountants, fiduciaries, advisers and representatives of the Members and their Affiliates that have access to confidential or proprietary information of the Company to, keep confidential and not disclose any such confidential or proprietary information, including the identities of any other Members, to any other person without the express consent of the Company, unless such (i) disclosure shall be required by Law, court order or administrative proceeding, (ii) information shall be generally available and known to the public, (iii) information has been rightfully received by such Member or any of its representatives or Affiliates from any person without restriction on disclosure and without breach of any obligation to the Company, its representatives, or its Affiliates or (iv) disclosure is made to such Member's employees, attorneys, accountants, and fiduciaries who have a need to know such information and agree or have an obligation to comply with the provisions of this paragraph (a). The Company shall not disclose the identity of any Member who has so requested in writing, unless such disclosure is required by Law, court order or administrative proceeding or is requested by an issuer, owner, investor or financing source with respect to a particular project; provided, however, that the Company shall advise the recipient that such information should be treated confidentially.

        (b)   The agreement contained in this Section 12.17 shall survive the withdrawal of any Member or any termination or dissolution of the Company.

        Section 12.17 Employment Status.    As of the Effective Date, each Member (or in the case of the Management LLCs, Rady and Warren) is employed by at least one of the Antero Subsidiaries. In the event that the employment of some or all of the employees of the Antero Subsidiaries is transferred to another Affiliate of Resources, references herein with respect to employment status, termination of employment, Cause, and other similar references shall be deemed to refer, mutatis mutandis, to employment with such Affiliate in each place that references employment with a Subsidiary. For the avoidance of doubt, termination of employment with Resources and all of its Subsidiaries shall be required for purposes of the repurchase rights and forfeitures provisions of Section 10.3 to be applicable.

        Section 12.18 Counterparts.    This Agreement may be executed in any number of counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Members have executed this Agreement in counterparts effective as of the date first above written.

MEMBERS:
Paul M. Rady
/s/ PAUL M. RADY
Glen C. Warren, Jr.
/s/ GLEN C. WARREN, JR.
RESOURCES:
ANTERO RESOURCES LLC
By:	/s/ GLEN C. WARREN, JR.
Name:	Glen C. Warren, Jr.
Title:	President and Chief Financial Officer

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LIMITED LIABILITY COMPANY AGREEMENT OF ANTERO RESOURCES EMPLOYEE HOLDINGS LLC